STOCK REPURCHASE AGREEMENT


     AGREEMENT made as of the 1st day of February, 1995, by and between Cancer Recovery, Inc., a Pennsylvania corporation (the "Company") and Thomas J. Keane (the "Stockholder").

     WHEREAS, the Stockholder is the holder of an aggregate of 931,306 shares of common stock, $.01 par value, of the Company (the "Common Stock");

     WHEREAS, certain investors (the "Purchasers") are acquiring an aggregate of approximately $2,200,000 worth of shares of Series A Convertible Preferred Stock of the Company pursuant to the terms of a Series A Convertible Preferred Stock Purchase Agreement dated the date hereof between the Company and the Purchasers (the "Purchase Agreement"); and

     WHEREAS, it is a condition to the obligations of the Purchasers under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to further the interests of the Company and its present and future stockholders, the parties hereby agree with each other as follows:

         1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "Stock" shall mean and include all shares of Common Stock, and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

            (b) "Shares" shall mean and include all shares of Stock now owned or hereafter acquired by the Stockholder.

         2. Prohibited Transfers. The Stockholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of all or any of his Shares unless such shares are not Contingent Shares (as defined below). Any transfer by the Stockholder of Shares that are not Contingent Shares shall be made subject to and in accordance with the provisions of a certain Shareholders Agreement of even date herewith among the Company, the Purchasers, the Stockholder and the other parties thereto (the "Shareholders Agreement").


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         3. Option of Company Upon Termination of Employment.

            (a) If the Stockholder ceases to be a full-time employee of the Company or any of its subsidiaries by reason of (x) the voluntary termination of such employment by the Stockholder, (y) the death or Permanent Disability (as defined below) of the Stockholder or (z) the termination of such employment by the Company for Cause (as defined below), the Company may within 120 days from the date upon which the Stockholder shall so cease to be employed, exercise its option under this Section 3 to purchase from the Stockholder all of his Shares that are Contingent Shares (as defined below) as of the date upon which the Stockholder shall so cease to be employed (the "Termination Date") in the event of a termination pursuant to clause (x) or (z) of this sentence or as of the date that is one year after the Termination Date in the event of a termination pursuant to clause (y) of this sentence.

            (b) "Contingent Shares" as of any date shall mean 745,204 Shares as of the date of this Agreement, which number of Shares will be reduced by 186,301 Shares as of each anniversary of the date of this Agreement, provided that no additional Shares shall become Vested Shares after the date upon which the Stockholder shall cease to be employed in any capacity by the Company or any of its subsidiaries. The numbers of Shares referred to in the preceding sentence shall be appropriately adjusted in the event of any stock split, stock dividend or the like affecting the number of issued and outstanding shares of Common Stock.

            (c) The purchase price of any Shares for which the Company exercises its option under this Section 3 (the "Option Price") shall be $.01 per Share (such price being subject to equitable adjustment for any stock split, stock dividend, combination of shares or the like and based upon Common Stock or Common Stock equivalents).

            (d) If the Company desires to exercise its option to purchase, it shall do so by communicating in writing its election to purchase to the Stockholder, which communication shall state the number of Shares the Company is electing to purchase and the Option Price and shall be given to the Stockholder in accordance with Section 8 below within the 120-day period provided for in
Section 3(a). The sale of the Shares to be sold to the Company pursuant to this
Section 3 shall be made at the offices of the Company on the 20th day following the date of the Company's written election to purchase (or if such 20th day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Stockholder's delivery to the Company of a certificate or certificates evidencing the Shares to be purchased by it, duly endorsed for transfer to the Company, against payment to the Stockholder by the Company of the Option Price for each Share to be purchased by the Company.

            (e) In addition to the other restrictions provided in this Agreement, in no event shall the Stockholder transfer any Shares pursuant to any other Section of this Agreement if, upon completing such transfer, the Stockholder would be unable to meet his obligations (whether accrued or contingent) under this Section 3.


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            (f) "Permanent Disability" shall mean the inability of the
Stockholder to substantially perform his tasks as an employee for 90 days or more out of any 365-day period due to illness, physical incapacity or mental incompetence. "Cause" shall mean the determination by the Company's Board of Directors that the Stockholder has engaged in criminal misconduct in the course of his duties as an employee or that the Stockholder has materially breached his fiduciary duties or care or loyalty to the Company.

         4. Term. This Agreement shall terminate (a) immediately prior to the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1933, as amended, pursuant to which the aggregate price paid by the public for the purchase of Stock is at least $15,000,000 that either (i) results in the automatic conversion of the Company's Series A Convertible Preferred Stock into shares of Common Stock or (ii) if consummated prior to February 1, 1997, involves the sale of shares of Common Stock at a price per share of at least $3.00; or (b) upon the closing of a sale of all of the Company's outstanding capital stock, or a sale of all or substantially all of the Company's assets, or a merger or consolidation involving the Company as a result of which the shares of the Company's outstanding capital stock immediately prior to the merger or consolidation represent or are exchanged for or converted into shares representing less than a majority of the outstanding shares of capital stock of the entity surviving or resulting from such merger or consolidation, in any case resulting in a payment to the holders of the Common Stock of at least $4.50 per share, after giving effect to all stock splits, stock dividends or the like affecting the number of issued and outstanding shares of Common Stock.

         5. Failure to Deliver Shares. If the Stockholder becomes obligated to sell any Shares to the Company under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to the Stockholder, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of the Company a new certificate or certificates representing such Shares, and thereupon all of the Stockholder's rights in and to such Shares shall terminate.

         6. Specific Enforcement. The Stockholder expressly agrees that the Purchasers and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Stockholder, the Purchasers and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.


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         7. Legend. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:

            "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Repurchase Agreement dated as of February 1, 1995, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

            8. Notices. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of postmark if mailed by certified or registered mail, return receipt requested, or on the date sent by telecopier or telex to the party being notified at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

            9. Entire Agreement and Amendments. This Agreement, together with the Purchase Agreement, the Shareholders Agreement and the other agreements attached as exhibits to the Purchase Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

            10. Governing Law: Successors and Assign. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

            11. Waivers. No waiver of any breach or default hereunder shall. be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

            12. Severability. If any provision of this Agreement shall. be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

            13. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.


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            14. Continuation of Employment. Nothing in this Agreement shall create an obligation on the Company or the Purchasers to continue the Stockholder's employment with the Company.

            15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                            COMPANY:

                                            CANCER RECOVERY, INC.


                                            By: /s/ Thomas J. Keane
                                                -------------------------------

                                            Title: President
                                                   ----------------------------

                                            Address:

                                            Suite 240
                                            220 Commerce Drive
                                            Fort Washington, PA 19034

                                            STOCKHOLDER:

                                            /s/ Thomas J. Keane
                                            -----------------------------------

                                            Thomas J. Keane

                                            Address:

                                            Suite 240
                                            220 Commerce Drive
                                            Fort Washington, PA 19034


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